Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-117345 of Columbia Banking System, Inc. on Form S-4 of our report dated March 12, 2004, appearing in the Annual Report on Form 10-K of Columbia Banking System, Inc. for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche LLP

Seattle, Washington

August 2, 2004